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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Eaton Vance Special Investment Trust

(Name of Registrant as Specified in Its Charter)

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EATON VANCE GREATER INDIA FUND

Two International Place

Boston, Massachusetts 02110

Date:

November 4, 2016

To:

Shareholders of Eaton Vance Greater India Fund

From:

Thomas E. Faust Jr.

President & Chief Executive Officer

Eaton Vance Management

Re:

Important Proposed Changes for Consideration

As you know, the Board of Trustees of Greater India Portfolio, the Portfolio in which your Fund invests, recently approved a change in sub-advisory duties from LGM Investments Limited to Goldman Sachs Asset Management International (“GSAMI”).  Accordingly, on September 15, 2016, GSAMI began managing the Portfolio pursuant to an interim sub-advisory agreement and Prashant Khemka, Chief Investment Officer of Emerging Markets at GSAMI, became Portfolio Manager.  In order for GSAMI to continue to serve as sub-adviser on an uninterrupted basis, we need your vote to approve a new sub-advisory agreement with GSAMI.  Under the interim and proposed sub-advisory agreements with GSAMI, the fee paid to GSAMI is lower than that paid to the previous sub-adviser and Boston Management and Research, the Portfolio’s investment adviser, agreed to a decrease in advisory fees.  As a result, the Fund’s total operating expenses have decreased.

While the Board has approved the new sub-advisory agreement with GSAMI and other related changes, they ultimately must be approved by Fund shareholders.  In this regard, the Fund has called a Special Shareholder Meeting scheduled for November 17, 2016 and distributed proxy material in early October detailing this and other related proposals to be presented at the Special Shareholder Meeting.

With the proxy underway, we are already seeing an overwhelmingly favorable response to these proposals; however the Fund has not received the necessary votes to meet quorum requirements to hold the Special Shareholder Meeting.  Until a sufficient number of votes are obtained, the Special Shareholder Meeting cannot be held.

At this point, we have not received your vote and would greatly appreciate you acting on this matter today.  Please take a moment to review the proposals on the enclosed proxy card and vote using one of the convenient methods described below.  For further information about the proposals, you can find the proxy statement at www.proxyonline.com/docs/EVindia.pdf.  If you have any questions please call 1-800-290-6428.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Voting is simple and will only take a few moments of your time.

1.

Vote by Telephone.  You may cast your vote by telephone by calling the toll free number listed on the enclosed proxy card and following the prerecorded information, or 1-800-290-6428 to cast your vote with a live proxy specialist, quickly and easily.

2.

Vote Through the Internet.  You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website.

3.

Vote by Mail.  You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

The Board of Trustees of the Fund recommends that you vote in favor of all proposals.   We greatly appreciate your consideration and investment in the Eaton Vance Greater India Fund.